EXHIBIT 10.2

FORM OF PROMISSORY NOTE

Effective Date: January 13, 2025	U.S. $450,000.00

FOR VALUE RECEIVED, PARANOVUS ENTERTAINMENT TECHNOLOGY LIMITED, a Cayman Islands limited liability company, or its successors or assigns (“Borrower”), promises to pay to Minzhu Xu (“Lender”), $450,000.00 and any interest accrued hereunder on the date that is twelve (12) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of eight percent (8%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be simple interest and shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable in accordance with the terms of this Note. This Promissory Note (this “Note”) is issued and made effective as of the date set forth above (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated January 13, 2025, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The purchase price for this Note shall be $450,000.00 (the “Purchase Price”).

1. Payment; Prepayment.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Borrower may pay all or any portion of the Outstanding Balance earlier than it is due.

2. Security. This Note is unsecured.

3. Trigger Events, Defaults and Remedies.

3.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (c) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (d) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Agreement) in any material respect; (e) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished;

3.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

3.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days following the date of such written notice. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

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3.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

5. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

6. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

7. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

8. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

9. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

PARANOVUS ENTERTAINMENT TECHNOLOGY LIMITED

By:	/s/ Ling Guo
Ling Guo, Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

By:	/s/ Minzhu Xu
Minzhu Xu

[Signature Page to Promissory Note]

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ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, and any other fees or charges incurred under this Note.

A2. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A3. “Trading Day” means any day on which Borrower’s principal market is open for trading.

A4. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by five percent (5%) for each occurrence of any Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times hereunder with respect to Trigger Events.

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